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                                                               EXHIBIT 10 (a)(5)

                        CONDITIONAL SHARE GRANT AGREEMENT

         AGREEMENT made this 17th day of April, 2002, between UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation (the "Company"), and WILLIAM G. CURRIE (the "Employee").

                                    RECITALS

         The Universal Forest Products, Inc. Long-Term Incentive Plan authorizes the award of shares of stock to key employees of the Company upon such terms and conditions as may be determined by the Committee or the Board of Directors.

         The Committee has approved the conditional grant of shares to the Employee upon the terms and conditions set forth in this Agreement. The Company and Employee desire to confirm in this Agreement the terms, conditions, and restrictions applicable to the grant of restricted stock.

         NOW, THEREFORE, intending to be bound, the parties agree as follows:

1.       DEFINITIONS

         1.1      "Board" means the Board of Directors of the Company.

         1.2 "Change in Control" means an occurrence of a nature with respect to the Company that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

                  (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                  (b) At any time a majority of the Board of Directors of the Company is comprised of other than Continuing Directors (for purposes of this section, the term Continuing Director means a director who was either
                           (i) first elected or appointed as a director prior to the Effective Date of this Agreement; or (ii) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

                  (c)      Any of the following occur:



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                           (i)      Any merger or consolidation of the Company,
                                    other than a merger or consolidation in
                                    which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) fifty percent (50%) or more of the combined voting power of the Company or surviving entity immediately after the merger of consolidation with another entity;

                           (ii) Any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company on a consolidated basis;

                           (iii)    Any liquidation or dissolution of the
                                    Company;

                           (iv) Any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

                           (v) Any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

         1.3 "Committee" means the Committee appointed by the Board to administer the Plan.

         1.4      "Common Stock" means the common stock of the Company.

         1.5 "Company" means Universal Forest Products, Inc., a Michigan corporation, its successors and assigns.

         1.6      "Effective Date of this Agreement" means April 17, 2002.

         1.7 "Plan" means the Universal Forest Products, Inc. Long-Term Incentive Plan.

         1.8 "Shares" means the shares of Common Stock awarded, issued and delivered to Employee under this Agreement. If, as a result of a stock split, stock dividend, combination of stock, or any other change or exchange of securities, by reclassification, reorganization, recapitalization or otherwise, the Shares shall be increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, the term "Shares" shall mean and include the shares of stock or other securities issued with respect to the Shares.


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2.       CONDITIONAL GRANT AWARD

         2.1 Conditional Grant. The Company hereby agrees to grant ten thousand (10,000) shares of Common Stock (the "Shares") to Employee immediately upon the satisfaction of the terms and conditions set forth in Section 3 of this Agreement. The award of Shares shall be effective as of the Grant Date, as defined in Section 3 below. The Company agrees to issue and deliver to Employee a certificate representing the Shares promptly upon the Grant Date.

         2.2 Acceptance.  Employee accepts this conditional award of Shares.

3. CONDITIONS TO GRANT. The Company shall grant the Shares to Employee upon the first to occur of the following conditions (the effective date of which shall be referred to in this Agreement as the Grant Date), provided that Employee has been in the continuous employment of the Company from the Effective Date of this Agreement until the Grant Date:

         (a)      Upon the 65th birthday of Employee;
         (b)      Upon a Change in Control; or
         (c)      Upon Employee's death.

4. ACQUISITION WARRANTIES. In order to induce the Company to issue and deliver the Shares on the terms of this Agreement, Employee warrants to and agrees with the Company as follows:

         4.1 No Participating Interest. The Employee is acquiring the Shares for Employee's own account, and has not made any arrangement to convey any interest in the Shares to any person.

         4.2 Ability to Evaluate. Because of Employee's knowledge and experience in financial and business matters, Employee is capable of evaluating the merits and risks of acquiring the Shares under the arrangements prescribed by this Agreement.

         4.3 Familiarity with Company. Employee is familiar with the business, financial condition, earnings and prospects of the Company, and confirms that the Company has not made any representation regarding the foregoing matters or the merits of this Agreement.

         4.4 All Questions Answered. Employee understands all of the terms of this Agreement and the consequences to Employee of any actions which may be taken under this Agreement. Employee confirms there are no questions relating to any such matters which have not been answered to Employee's complete satisfaction.

         4.5 Rights as Shareholder. Employee shall have no rights as a shareholder with respect to the Shares unless and until the Grant Date.




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5.       GENERAL PROVISIONS

         5.1 No Right to Employment. This Agreement is not an employment contract. Neither the Plan nor this Agreement or anything else changes the at will employment status of Employee.

         5.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable, but if any provision of this Agreement shall be held to be prohibited or unenforceable under applicable law (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of this Agreement shall remain in full force and effect.

         5.3 Captions. The captions used in this Agreement are for convenience only, do not constitute a part of this Agreement and all of the provisions of this Agreement shall be enforced and construed as if no captions had been used.

         5.4 Complete Agreement. This Agreement contains the complete agreement between the parties relating in any way to the subject matter of this Agreement and supersedes any prior understandings, agreements or representations, written or oral, which may have related to such subject matter in any way.

         5.5      Notices.

                  (a) Procedures Required. Each communication given or delivered under this Agreement must be in writing and may be given by personal delivery or by certified mail. A written communication shall be deemed to have been given on the date it shall be delivered to the address required by this Agreement.

                  (b) Communications to the Company. Communications to the Company shall be addressed to it at the principal corporate headquarters and marked to the attention of the Company's president.

                  (c) Communications to Employee. Every communication to Employee shall be addressed to Employee at the address given immediately below the Employee's signature to this Agreement, or to such other address as Employee shall specify to the Company.

         5.6 Assignment. This Agreement is not assignable by Employee during Employee's lifetime. This Agreement shall be binding upon and inure to the benefit of (a) the successors and assigns of the Company, and (b) any person to whom Employee's rights under this Agreement may pass by reason of Employee's death.

         5.7 Amendment. This Agreement may be amended, modified or terminated only by written agreement between the Company and Employee.




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         5.8 Waiver. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. A waiver upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any other occasion. All of the rights and remedies of the parties hereto, whether evidenced hereby or granted by law, shall be cumulative.

         5.9 Choice of Law. This Agreement shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be construed in accordance with and governed by the laws of the State of Michigan.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


EMPLOYEE                            UNIVERSAL FOREST PRODUCTS, INC.



_______________________________     BY: ____________________________________
William G. Currie
                                    ITS:____________________________________

ADDRESS:

1830 Beard Drive SE
Grand Rapids, MI 49546





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